UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 ___________________________________

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2014
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 Booz Allen Hamilton Holding Corporation
(Exact name of Registrant as specified in its charter)
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Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 902-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 30, 2014, Samuel R. Strickland submitted his retirement request to the Board of Directors of Booz Allen Hamilton Holding Corporation (the "Company). The Board of Directors accepted his retirement as a Director and as Executive Vice President, Chief Financial Officer, and Chief Administrative Officer and Treasurer of the Company, effective on June 30, 2014.
In connection with Mr. Strickland's retirement, on January 30, 2014, the Board of Directors of the Company appointed Kevin L. Cook, currently Senior Vice President and Controller of the Company, to the additional positions of Chief Financial Officer and Treasurer, effective on July 1, 2014. Mr. Cook, age 58, has served as Controller for the Company since 2008 and Senior Vice President of the Company since 2011. Mr. Cook will continue to receive salary, bonus and equity awards, and will participate in other benefit and compensation plans, at levels consistent with his seniority and scope of responsibility.
On January 30, 2014, John Michael McConnell submitted his retirement request to the Board of Directors of the Company. The Board of Directors accepted his retirement as Executive Vice President and Vice Chairman of the Company, effective on June 30, 2014.
A copy of our press release regarding these events is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 31, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY: /s/ Samuel R. Strickland
Samuel R. Strickland
Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Date: January 31, 2014

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated January 31, 2014